UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2015

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2015, Pattern Energy Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Dominion Securities Inc., acting as representatives of the several underwriters named therein (collectively, the “Underwriters”), Pattern Renewables LP, a Delaware limited partnership, as selling shareholder (the “Selling Shareholder”), and Pattern Energy Group LP, a Delaware limited partnership, relating to the public offering of 7,000,000 shares of the Company’s Class A common stock by the Company (the “Primary Firm Shares”) and 5,000,000 shares of the Company’s Class A common stock by the Selling Shareholder (the “Secondary Firm Shares,” and together with the Primary Firm Shares, the “Firm Shares”). The offering price to the public of the Firm Shares is $29.25 per share, and the Underwriters have agreed to purchase the Firm Shares from the Company and the Selling Shareholder pursuant to the Underwriting Agreement at a price of $28.22625 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of the Primary Firm Shares of approximately $196.7 million. Pursuant to the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 1,800,000 shares of the Company’s Class A common stock from the Selling Shareholder (the “Option Shares” and together with the Firm Shares, the “Shares”) to cover over-allotments, if any, at the public offering price less the underwriting discounts and commissions.

The Company will not receive any proceeds from the sale of the Secondary Firm Shares or the Option Shares by the Selling Shareholder. The Company will pay the expenses, other than underwriting discounts and commissions, associated with the sale of Shares by the Selling Shareholder.

The Shares will be sold pursuant to an automatically effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on October 8, 2014 (File No. 333-199217). A prospectus supplement relating to the offering has been filed with the SEC. The offering is also being made in Canada under a supplement to the Company’s MJDS shelf prospectus filed with Canadian securities regulatory authorities. The closing of the offering is expected to take place on February 9, 2015, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Davis Polk & Wardwell LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01. Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on February 3, 2015 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, including statements regarding the proposed public offering and use of proceeds. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, including conditions to closing this offering, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors included in the Company’s annual report on Form 10-K, as amended by Form 10-K/A and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. The risk factors could cause actual events or the Company’s actual results to differ materially from those contained in any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 3, 2015

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

99.1	Press Release issued by Pattern Energy Group Inc. dated February 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2015

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann S. Blaine
	Name:	Dyann S. Blaine
	Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 3, 2015

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

99.1	Press Release issued by Pattern Energy Group Inc. dated February 3, 2015